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                                                                    Exhibit 10.1

      SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION - EFFECTIVE MAY 8, 2006

COMPENSATION SCHEDULE

                                                                                        2006                     2005
                                                                                    COMPENSATION             COMPENSATION
NON-EMPLOYEE DIRECTOR                                                                 SCHEDULE                 SCHEDULE
---------------------                                                               ------------             ------------
Board of Directors Annual Retainer                                                    $75,000                  $35,000
      Attendance Fee for each Meeting of the Board of Directors                         n/a                    $ 1,500
      Attendance Fee for each Meeting of the Committees(1)                              n/a                    $ 1,000
Lead Director Annual Retainer                                                         $30,000                    n/a
Audit and Compliance Committee Chair Annual Retainer                                  $10,000                  $ 5,000
Compensation Committee Chair Annual Retainer                                          $ 5,000                  $ 4,000
Corporate Governance and Nominating Committee Chair Annual Retainer                   $ 5,000                  $ 4,000

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(1)   Attendance fee for a committee meeting not held on the same day as a meeting of the Board of Directors; provided, that the maximum amount payable to a committee member for attending committee meetings on any single day shall be $1,000, without regard to the number of committee meetings held on that day.

RESTRICTED STOCK AWARDS


                                   2006 RESTRICTED     2005 RESTRICTED
NON-EMPLOYEE DIRECTOR              STOCK AWARD (1)     STOCK AWARD (2)
---------------------              ---------------     ---------------
Richard H. Evans                       3,500                 3,500
DeWitt Ezell                           3,500                 3,500
Michael P. Haley                       3,500                 3,500
Ricki Tigert Helfer                    3,500                 3,500
William V. Lapham                      3,500                 3,500
John E. Maupin, Jr.                    3,500                 3,500
Owen G. Shell, Jr.                     3,500                 3,500

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(1)   This award will be fully vested and no longer subject to forfeiture upon the earliest of any of the following conditions to occur: (i) the date that is immediately prior to the date of the 2007 Annual Meeting of Stockholders of the Company; (ii) the death or disability of the non-employee director; or (iii) events described in Section 7.1 of the Company's Outside Directors Stock and Incentive Compensation Plan (the "Directors Plan") The realization date for purposes of this award is the first business day following the earliest to occur of (i) the third anniversary of the date of grant, or (ii) the date the non-employee director ceases to be a member of the Board of Directors.

(2) Generally, such shares will be forfeited in their entirety unless the individual continues to serve as a director of the Company on July 1, 2008. The shares covered by this award that have not been forfeited will immediately be fully vested and no longer subject to forfeiture upon the earliest to occur of the following: (i) the third anniversary of the grant date; (ii) the death or disability of the non-employee director; or (iii) as provided pursuant to Section 7.1 of the Directors Plan.